UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2021

Techpoint, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-55843	80-0806545
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
2550 N. First Street, #550 San Jose, CA	95131
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including, Area Code: (408) 324-0588

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Japanese Depositary Shares, each representing one Common Stock Share, $0.0001 par value per share	M-6697	Tokyo Stock Exchange (Mothers Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.02 Results of Operations and Financial Condition.

The information under the caption “Non-GAAP Financial Information” in Item 7.01 below is incorporated by reference into this Item 2.02.

Item 7.01 Regulation FD Disclosure.

Financial Results Forecast

On November 10, 2021 (Japanese Standard Time), Techpoint, Inc. (together with its wholly-owned subsidiaries, the “Company”, “we”, “us” and “our”) filed with the Tokyo Stock Exchange a Japanese report referred to as a “Kessan Tanshin”, which contained the Company’s financial results for the quarter ended September 30, 2021 (the “Tanshin”).

The Tanshin is substantially the same as the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, except the following supplemental information is provided:

•

In the Tanshin, the Company included a revised financial result forecast for the year ending December 31, 2021. These forecasted financial results were revised from the forecasted financial results for the year ending December 31, 2021 presented in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 24, 2021.

The following table contains the revised forecasted financial results for the year ending December 31, 2021 (in thousands, except for per share amounts):

Year Ending December 31,	Revenue	Income from Operations	Income Before Income Taxes	Net Income	Non-GAAP Net Income (1)
2021 Forecast - Current	$64,733	$19,432	$19,466	$16,739	$18,307
	¥7,244,917	¥2,174,829	¥2,178,635	¥1,873,429	¥2,048,919
2021 Forecast - Previous	$61,873	$15,673	$15,704	$13,369	$14,886
	¥6,924,826	¥1,754,122	¥1,757,592	¥1,496,258	¥1,666,041
Amount Change	$2,860	$3,759	$3,762	$3,370	$3,421
	¥320,091	¥420,707	¥421,043	¥377,171	¥382,878
Percentage Change	4.6%	24.0%	24.0%	25.2%	23.0%
2020 Actual	$34,339	$3,698	$3,916	$3,342	$4,610
	¥3,843,221	¥413,880	¥438,279	¥374,037	¥515,951

(1)

The current forecasted non-GAAP figures exclude stock-based compensation of $1.8 million and the relating income tax impact based on a 14.01% effective tax rate, which was the assumed effective tax rate applied at the time the forecast was made.

Year Ended December 31,	Basic EPS (1)	Diluted EPS (1)	Non-GAAP Basic EPS	Non-GAAP Diluted EPS
2021 Forecast - Current	$0.94	$0.90	$1.02	$0.98
	¥105	¥101	¥114	¥110
2021 Forecast - Previous	$0.75	$0.72	$0.83	$0.80
	¥84	¥81	¥93	¥90
Amount Change	$0.19	$0.18	$0.19	$0.18
	¥21	¥20	¥21	¥20
Percentage Change	25.3%	25.0%	22.9%	22.5%
2020 Actual	$0.19	$0.19	$0.26	$0.26
	¥21	¥21	¥29	¥29

(1)	The forecasted basic and diluted EPS for the year ending December 31, 2021 were computed using forecasted weighted average shares outstanding for the year ending December 31, 2021.

The Company continues to see solid demand from both the security surveillance and automotive markets; therefore, it is raising its guidance for the fourth quarter and full year ending December 31, 2021. The Company expects that R&D tape-out expenses for the full year ending December 31, 2021 will decrease approximately $900,000 from the prior year due to delays in tape-outs caused by specification changes requested by the Company’s customers and the complications of remote work. Despite the worldwide semiconductor manufacturing capacity constraints, the Company strongly believes it has secured sufficient capacity to achieve its revised guidance. The secured capacity represents an approximately 90% increase in manufacturing capacity as compared to that of fiscal year 2020.

The following summary contains the forecasted financial results for the fourth quarter ending December 31, 2021 (in thousands, except for per share amounts):

Q4 2021 Forecast
Revenue:	$ 17,500
Income from operations:	$ 4,825
Income before income taxes:	$ 4,825
Net income:	$ 4,005
Non-GAAP Net Income:	$ 4,440
Basic EPS:	$ 0.22
Diluted EPS:	$ 0.21
Non-GAAP Basic EPS:	$ 0.24
Non-GAAP Diluted EPS:	$ 0.24

The above forecast amounts are based on certain assumptions made by the Company’s management as of the date hereof including that current manufacturing constraints do not deteriorate further, that the political landscape does not deteriorate and that COVID-19 does not significantly harm the global economy and decrease demand for the Company’s products. The forecast does not include revenue from the newly developed CMOS Image Sensor and the Door Phone products as they remain under development or evaluation and the Company has not yet secured adequate manufacturing capacity for volume production.

Since it is difficult to predict the future spread of COVID-19 and the timing of its cessation, the Company has calculated the forecast figures based on the assumption that COVID-19 will continue to have the same level of impact during the remainder of fiscal year 2021 as it does at present.

Note on financial results forecast: The above estimates are based on certain assumptions made by the Company’s management as of the date hereof. These assumptions are based on management’s experience and perception of current conditions, trends, expected future developments and other factors believed to be appropriate in the circumstances. Such estimates are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company and may cause the Company’s actual results to differ materially from the above estimates. Although the Company’s management believes that these assumptions are reasonable, the Company cannot assure you that the Company’s business will develop in accordance with these estimates. Investors are cautioned not to rely on these estimates as it is highly likely that actual results will differ, perhaps materially. These risks include the risk factors detailed in the Company’s Securities and Exchange Commission filings, including the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021. The Company’s independent auditors have not compiled or been involved in the preparation of the forecasted financial results for the year ending December 31, 2021 or any interim period contained therein. Accordingly, they assume no responsibility for the accuracy or presentation of this information.

•	In the Tanshin, for the year ending December 31, 2021, the Company included a dividend forecast of nil.

Non-GAAP Financial Information

•

In the Tanshin, for the nine months ended September 30, 2021 and 2020, the Company presents non-GAAP income from operations based on the exclusion of stock-based compensation expense and non-GAAP net income based on the exclusion of stock-based compensation expense and the related tax impact.

The following tables contain a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures (in thousands):

Nine Months Ended September 30, 2021	Income from operations	Net income
GAAP	$14,607	$12,735
Stock-based compensation expense	1,317	1,317
Adjustment for taxes (1)	—	(171)
Non-GAAP	$15,924	$13,881

(1) Adjustment for taxes based on assumed 13.02% effective tax rate for fiscal year 2021 as of September 30, 2021.

Nine Months Ended September 30, 2020	Income from operations	Net income
GAAP	$430	$456
Stock-based compensation expense	1,136	1,136
Adjustment for taxes (1)	—	(308)
Non-GAAP	$1,566	$1,284

(1) Adjustment for taxes based on assumed 27.16% effective tax rate for fiscal year 2020 as of September 30, 2020.

Note on non-GAAP financial information: The Company uses non-GAAP measures of adjusted income from operations and net income, which are adjusted from results based on GAAP to exclude certain expenses. These non-GAAP financial measures are provided to enhance the user’s overall understanding of the Company’s current financial performance and its prospects for the future. Specifically, the Company’s management believes that non-GAAP results provide useful information to the Company’s board of directors, management and investors as these non-GAAP results exclude certain expenses that management believes are not indicative of the Company’s core operating results and can be impacted by factors beyond management’s direct control, such as the Company’s trading value. These non-GAAP results are some of the primary measurements management uses to assess the Company’s performance, allocate resources and plan for future periods. Reported non-GAAP results should only be considered as supplemental to results prepared in accordance with GAAP, and not considered as a substitute for, or superior to, GAAP results. These non-GAAP measures may differ from the non-GAAP measures reported by other companies in the Company’s industry. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures on a forward-looking basis is not available due to high variability and low visibility with respect to the charges which are excluded from these non-GAAP measures.

•

In the Tanshin, financial statements denominated in Japanese yen are disclosed as supplementary information. The amounts were converted at 111.92 Japanese yen per U.S. dollar, which was the Telegraphic Transfer Middle Rate as per MUFG Bank, Ltd. (formerly Bank of Mitsubishi UFJ) as of September 30, 2021.

The information in this Current Report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Forward-Looking Statements

The Tanshin and this Current Report include forward-looking statements that involve a number of risks and uncertainties, many of which are beyond the Company’s control. The Company’s actual results may differ from those anticipated or expressed in these forward-looking statements as a result of various factors, including those set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 filed with the Securities and Exchange Commission, and the differences may be material. All statements other than statements of historical facts contained in the Tanshin and this Current Report, including statements regarding our future results of operations and financial position, revenue forecast, strategy and plans, and our expectations for future operations, are forward-looking statements. The words “anticipate”, “believe,” “continue,” “could,” “design,” “estimate,” “intend,” “may,” “plan,” “project,” “will,” or the negative version of these words and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including the following:

•	our future financial performance, including our revenue, cost of sales and operating expenses;
•	our market opportunity and our ability to effectively manage or sustain our growth;
•	our ability to attract and retain end-customers in our current or future target markets;
•	our ability to continue to develop new technologies and obtain and maintain intellectual property rights protecting such technologies;
•	our ability to form and expand partnerships with technology partners and consulting partners;
•	our ability to maintain, protect and enhance our intellectual property;
•	our ability to successfully defend litigation brought against us;
•	new product releases and timing;
•	anticipated trends, key factors and challenges in our business and the competition that we face;
•	the effect of the COVID-19 pandemic on our business and the success of any measures we have taken or may take in the future in response thereto;
•	laws and regulations applicable to our business, including export restrictions and measures taken by government authorities in response to the COVID-19 pandemic;
•	the impact of global shortages in manufacturing capacities;
•	our liquidity and working capital requirements; and
•	our expectations regarding future expenses and investments.

In light of these risks, uncertainties and assumptions the forward-looking events and circumstances discussed in the Tanshin and this Current Report may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Any forward-looking statement made by us in the Tanshin and this Current Report speaks only as of the date on which it is made. We do not intend to update any of these forward-looking statements after the date of the Tanshin and this Current Report, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Techpoint, Inc.

Date: November 10, 2021	By:	/s/ Fumihiro Kozato
Fumihiro Kozato
President and Chief Executive Officer (Principal Executive Officer)